Exhibit 10.1
AMENDMENT TO SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

As of July 16, 2015, Louise H. Rogers (“Rogers”) and Victory Energy Corporation (“Victory”) agree to amend the Settlement Agreement and Mutual Release (“Agreement”) between them dated June 24, 2015, as follows:

Paragraph 2 entitled “Victory Payment Obligation” is deleted in its entirety and is replaced with the following paragraph:

“On or before July 15, 2015, Victory shall pay to Rogers Two Hundred Fifty-Eight Thousand One Hundred Twenty-Five and No/100 Dollars ($258,125.00), in immediately available funds to an account specified by Rogers to Victory in writing. However, if Victory fails to make this payment on or before July 15, 2015, it shall be in breach of this Settlement Agreement and default interest on this amount shall accrue at a per diem rate of $129.0625 (reflecting interest on the past due amount at 18% per annum). Victory also acknowledges that it owes Rogers the amount of Twenty-Two Thousand Five Hundred and No/100 Dollars ($22,500.00) as attorney’s fees, of which $10,241.75 has already been paid by Lucas and shall be refunded to Lucas. Victory agrees that Rogers’ counsel, attorney Sharon E. Conway, shall hold in escrow pursuant to that certain Escrow Agreement dated June 24, 2015 (and as may be amended or modified after that date) (“Escrow Agreement”): (i) the assignment of the additional Penn Virginia properties contemplated by Section 2(a) of the VL Settlement Agreement (as defined below), and (ii) the Settlement Shares (as defined in the VL Settlement Agreement), until Victory pays to Rogers the amounts due and payable to Rogers pursuant to this Section 2. Conway, as escrow agent, shall release the escrow items pursuant to the provisions of the Escrow Agreement.”

All parties agree that adequate consideration has been received by each of the to effect this amendment.

Agreed by all parties as of the 16th day of July, 2015.

Victory Energy Corporation

By:    /s/ Kenneth Hill
Kenneth Hill
Chief Executive Officer
Date of Signature: July 16, 2015

/s/ Louise H. Rogers
Louise H. Rogers, as her separate property
Date of Signature: July 16, 2015